Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form S-8 No. 333-168777) pertaining to the Columbus McKinnon Corporation 2010 Long Term Incentive Plan;

(2)Registration Statement (Form S-8 No. 333-207165) pertaining to the 2014 Incentive Plan of Magnetek, Inc.;

(3)Registration Statement (Form S-8 No. 333-212865) pertaining to the Columbus McKinnon Corporation 2016 Long Term Incentive Plan; and

(4)Registration Statement (Form S-3 ASR No. 333-272873) of Columbus McKinnon Corporation, and

of our reports dated May 29, 2024, with respect to the consolidated financial statements and schedule of Columbus McKinnon Corporation and the effectiveness of internal control over financial reporting of Columbus McKinnon Corporation included in this Annual Report (Form 10-K) of Columbus McKinnon Corporation for the year ended March 31, 2024.

/s/ Ernst & Young LLP

Charlotte, North Carolina
May 29, 2024